                                                        Contact:
                                                        Adam Bergman
                                                        Adam.Bergman@advanceautoparts.com

                                                        Direct      540-561-8450
                                                        Fax         540-561-6445

ADVANCE AUTO PARTS REPORTS RECORD EPS OF $0.90 FOR SECOND QUARTER 2005
 Same-Store Sales Grew 9.0% for the Quarter
Board Approves 3-for-2 Stock Split and $300 Million Stock Repurchase Authorization

ROANOKE, Va., August 10, 2005—Advance Auto Parts, Inc. (NYSE: AAP), a leading retailer of automotive aftermarket parts, accessories, batteries and maintenance items, today announced record revenue and earnings for its second quarter ended July 16, 2005.

Earnings per diluted share for the second quarter were $0.90, a 28.6% increase compared to earnings per diluted share of $0.70 in last year’s second quarter.

Net sales increased 12.6% in the quarter to $1.02 billion from $908.4 million in the second quarter last year. Same-store sales grew 9.0% in the quarter, comprised of 4.9% do-it-yourself (DIY) same-store sales and 27.1% do-it-for-me (DIFM) same-store sales.

“These results reflect our team’s continued strong execution of our initiatives,” President and Chief Executive Officer Michael Coppola said. “We continue to work hard to provide customers a more-complete shopping experience, and our recent rollout of factory-direct ordering and an improved local sourcing program are enhancing our ability to satisfy more of our customers’ auto parts needs.”

Second quarter gross margin increased to 47.1% of net sales, compared to 46.5% in the same quarter of last year, reflecting the positive impact of category management and supply-chain initiatives.

Selling, general and administrative (SG&A) expenses improved to 36.1% of net sales, compared to 36.4% in last year’s second quarter, primarily as a result of the leverage gained from strong comparable-store sales.

Second quarter operating margin rose to 11.0% of net sales compared to 10.0% in the second quarter last year. This is the highest operating margin percentage in the Company’s public history.

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ADVANCE AUTO PARTS REPORTS RECORD EPS OF $0.90 FOR SECOND QUARTER 2005
August 10, 2005

For the first half of the year, sales grew 12.3% to $2.28 billion. Comparable-store sales grew 9.1% over this time, comprised of a 5.0% increase in DIY same-store sales and a 27.2% increase in DIFM same-store sales. First half operating margin expanded to 10.2% of sales, compared to 8.9% last year, and earnings per diluted share increased 34.3% to $1.84 compared to $1.37 last year.

Store Information
During the quarter, the Company opened 36 new stores, closed three stores, relocated 13 existing stores, and converted 51 stores to the Company’s innovative 2010 format. For the first half of the year, the Company has opened 62 new stores, closed six stores, relocated 32 stores, and converted 119 stores to the 2010 format. With the previously announced acquisition of 19 Lappen Auto Supply stores, the Company anticipates new-store openings to be at the higher end of its 150-175 range. As of July 16, 2005, the Company operated 2,708 stores, of which 1,333 were the Company’s new 2010-format stores.

Stock Repurchase Authorization
In separate news, the Company’s Board of Directors earlier today authorized a new $300 million stock repurchase program. This new authorization replaces the Company’s prior $200 million stock buyback program, which was authorized in August 2004 and had been nearly completed. Under the $200 million authorization, Advance repurchased approximately 4.7 million shares of its common stock at an average price of approximately $40.50 per share.

“Our business continues to generate significant free cash flow,” Chief Financial Officer Jeff Gray said, “and as a growing company within a growing industry, we continue to reinvest in our business to drive long-term growth. Our strong cash flow and financial flexibility are enabling us to accelerate our growth, while also returning capital to shareholders. Opportunistic share repurchases are among the ways we are driving higher return on capital, which is one of our four key financial objectives.”

Stock Split
Advance’s Board of Directors today approved a three-for-two split of the Company’s common stock, which will be effected in the form of a 50% stock dividend. The Company anticipates the additional shares associated with this stock dividend will be distributed on or about September 23, 2005 to stockholders of record as of September 9, 2005. The Company’s common stock will begin trading on a post-split basis on September 26, 2005, the first trading day following the distribution date.

Guidance
As a result of its strong second-quarter results, the Company is raising its earnings per diluted share guidance for fiscal 2005 to a range of $3.12 to $3.18 on a pre-split basis ($2.08 to $2.12 after the pending 3-for-2 split), representing an increase of 25% to 28% over last year’s diluted EPS. For the third quarter, the Company is reiterating its guidance for earnings per diluted share to be in the range of $0.78 to $0.83 on a pre-split basis ($0.52 to $0.55 after the pending 3-for-2 split), representing an increase of 15% to 22% compared to last year’s third quarter. For the fourth quarter, the Company is initiating a guidance range for

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ADVANCE AUTO PARTS REPORTS RECORD EPS OF $0.90 FOR SECOND QUARTER 2005
August 10, 2005

earnings per diluted share of $0.50 to $0.54 on a pre-split basis ($0.33 to $0.36 after the pending 3-for-2 split), representing an increase of 16% to 26% compared to last year’s fourth quarter.

“Our strong first half of 2005 leaves us even more convinced about our opportunities to sustain strong growth for the foreseeable future,” Coppola continued. “As we continue to reinvest to grow the Company for the long run, we remain committed to our goal of achieving 11-12% annual operating margin by 2007.”

Investor Conference Call
The Company will host a conference call on August 11, 2005, at 8:00 a.m. Eastern Daylight Time to discuss its quarterly results. To listen to the live call, please log on to http://www.advanceautoparts.com, or dial 866.800.8651. The call will be archived on the Company’s website http://www.advanceautoparts.com until August 10, 2006.

Annual Investor Conference
Advance will host its annual investor conference next Wednesday, August 17, 2005, in Charlotte, NC. A webcast of management’s presentations and a question-and-answer session will be available on the investor relations section of the Company’s website, http://www.advanceautoparts.com.

Headquartered in Roanoke, Va., Advance Auto Parts is the second-largest retailer of automotive aftermarket parts, accessories, batteries and maintenance items in the United States, based on store count and sales. As of July 16, 2005, the Company operated 2,708 stores in 40 states, Puerto Rico, and the Virgin Islands. The Company serves both the do-it-yourself and professional installer markets.

Certain statements contained in this release are forward-looking statements, as that statement is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results, and typically use words such as believe, anticipate, expect, intend, plan, forecast, outlook or estimate. These statements discuss, among other things, expected growth and future performance, including store openings, sales per store, operating margin, effective tax rate, free cash flow, return on invested capital, and earnings per share for third quarter, fourth quarter and fiscal year 2005. These forward-looking statements are subject to risks, uncertainties and assumptions including, but not limited to, competitive pressures, demand for the Company’s products, the market for auto parts, the economy in general, inflation, consumer debt levels, the weather, and other factors disclosed in the Company’s 10-K for the fiscal year ended January 1, 2005, on file with the Securities and Exchange Commission. Actual results may materially differ from anticipated results described in these forward-looking statements. The Company intends these forward-looking statements to speak only as of the time of the news release and does not undertake to update or revise them, as more information becomes available.

-Financial Tables To Follow-

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Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 16,	January 1,	July 17,
	2005	2005	2004

Assets

Current assets:
Cash and cash equivalents	$175,888	$56,321	$19,817
Receivables, net	94,380	101,969	99,262
Inventories, net	1,327,332	1,201,450	1,189,567
Other current assets	31,380	17,687	27,734
Total current assets	1,628,980	1,377,427	1,336,380

Property and equipment, net	843,034	786,212	743,945
Assets held for sale	16,912	18,298	20,290
Other assets, net	19,805	20,025	25,332
	$2,508,731	$2,201,962	$2,125,947

Liabilities and Stockholders' Equity

Current liabilities:
Bank overdrafts	$25,561	$20,184	$11,509
Current portion of long-term debt	32,200	31,700	17,024
Financed vendor accounts payable	120,825	56,896	40,236
Accounts payable	643,686	587,948	629,915
Accrued expenses	243,140	198,479	198,957
Other current liabilities	75,053	65,918	74,745
Total current liabilities	1,140,465	961,125	972,386

Long-term debt	421,950	438,300	317,976
Other long-term liabilities	75,899	80,222	75,837
Total stockholders' equity	870,417	722,315	759,748
	$2,508,731	$2,201,962	$2,125,947

NOTE: These preliminary condensed consolidated balance sheets have been prepared on a basis consistent with our previously prepared balance sheets filed with the Securities and Exchange Commission for our prior quarter and annual reports, but do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
Twelve Week Periods Ended
July 16, 2005 and July 17, 2004
(in thousands, except per share data)
(unaudited)

	July 16,	July 17,
	2005	2004

Net sales	$1,023,146	$908,412

Cost of sales, including purchasing and warehousing costs	541,096	486,110

Gross profit	482,050	422,302

Selling, general and administrative expenses	369,530	331,055

Operating income	112,520	91,247

Other, net:
Interest expense	(7,575)	(4,531)
Loss on extinguishment of debt	-	(168)
Other income, net	1,045	10
Total other, net	(6,530)	(4,689)

Income before provision for income taxes and
income on discontinued operations	105,990	86,558

Provision for income taxes	40,061	33,329

Income from continuing operations	65,929	53,229

Discontinued operations:
Income from operations of discontinued
wholesale dealer network	-	10
Provision for income taxes	-	4
Income on discontinued operations	-	6

Net income	$65,929	$53,235

Net income per basic share from:
Income from continuing operations	$0.91	$0.71
Income on discontinued operations	-	-
	$0.91	$0.71

Net income per diluted share from:
Income from continuing operations	$0.90	$0.70
Income on discontinued operations	-	-
	$0.90	$0.70

Average common shares outstanding ( a )	72,518	74,590
Dilutive effect of stock options	1,047	1,694
Average common shares outstanding - assuming dilution	73,565	76,284

( a ) Average common shares outstanding is calculated based on the weighted average number of shares outstanding for the quarter. At July 16, 2005 and July 17, 2004, we had 72,975 and 74,867 shares outstanding, respectively.

Note: These preliminary condensed consolidated statements of operations have been prepared on a basis consistent with our previously prepared statements of operations filed with the Securities and Exchange Commission for our prior quarter and annual reports, but do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
Twenty-Eight Week Periods Ended
July 16, 2005 and July 17, 2004
(in thousands, except per share data)
(unaudited)

	July 16,	July 17,
	2005	2004

Net sales	$2,281,510	$2,031,330

Cost of sales, including purchasing and warehousing costs	1,198,529	1,088,130

Gross profit	1,082,981	943,200

Selling, general and administrative expenses	850,247	761,931

Operating income	232,734	181,269

Other, net:
Interest expense	(16,486)	(10,848)
Loss on extinguishment of debt	-	(412)
Other income, net	1,365	35
Total other, net	(15,121)	(11,225)

Income before provision for income taxes and
loss on discontinued operations	217,613	170,044

Provision for income taxes	83,037	65,472

Income from continuing operations	134,576	104,572

Discontinued operations:
Loss from operations of discontinued
wholesale dealer network	-	(75)
Benefit for income taxes	-	(29)
Loss on discontinued operations	-	(46)

Net income	$134,576	$104,526

Net income per basic share from:
Income from continuing operations	$1.87	$1.41
Loss on discontinued operations	-	-
	$1.87	$1.41

Net income per diluted share from:
Income from continuing operations	$1.84	$1.37
Loss on discontinued operations	-	-
	$1.84	$1.37

Average common shares outstanding ( a )	71,940	74,248
Dilutive effect of stock options	1,171	1,826
Average common shares outstanding - assuming dilution	73,111	76,074

( a ) Average common shares outstanding is calculated based on the weighted average number of shares outstanding for the quarter. At July 16, 2005 and July 17, 2004, we had 72,975 and 74,867 shares outstanding, respectively.

Note: These preliminary condensed consolidated statements of operations have been prepared on a basis consistent with our previously prepared statements of operations filed with the Securities and Exchange Commission for our prior quarter and annual reports, but do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
Twenty-Eight Week Periods Ended
July 16, 2005 and July 17, 2004
(in thousands)
(unaudited)

	July 16,	July 17,
	2005	2004
Cash flows from operating activities:
Net income	$134,576	$104,526
Depreciation and amortization	62,476	55,416
(Benefit) provision for deferred income taxes	(6,297)	9,172
Tax benefit related to exercise of stock options	27,998	10,979
Other non-cash adjustments to net income	2,938	3,322
Decrease (increase) in :
Receivables, net	7,589	(14,463)
Inventories, net	(125,882)	(75,786)
Other assets	(13,241)	(14,373)
Increase in :
Accounts payable	55,738	61,640
Accrued expenses	42,370	20,082
Other liabilities	2,740	3,250
Net cash provided by operating activities	191,005	163,765

Cash flows from investing activities:
Purchases of property and equipment	(119,777)	(87,093)
Proceeds from sales of property and equipment	2,874	5,468
Net cash used in investing activities	(116,903)	(81,625)

Cash flows from financing activities:
Increase (decrease) in bank overdrafts	5,377	(19,576)
Increase in financed vendor accounts payable	63,929	40,236
Early extinguishment of debt	-	(105,000)
Net payments on credit facilities	(15,850)	(5,000)
Proceeds from exercise of stock options	26,784	10,204
Repurchase of common stock	(42,978)	-
Other net financing activities	8,203	5,326
Net cash used in financing activities	45,465	(73,810)

Increase in cash and cash equivalents	119,567	8,330
Cash and cash equivalents, beginning of period	56,321	11,487
Cash and cash equivalents, end of period	$175,888	$19,817

NOTE: These preliminary condensed consolidated statements of cash flows have been prepared on a consistent basis with previously prepared statements of cash flows filed with the Securities and Exchange Commission for our prior quarter and annual reports, but do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Supplemental Financial Schedules
Twenty-Eight Week Periods Ended
July 16, 2005 and July 17, 2004
(in thousands)
(unaudited)

	July 16,	July 17,
	2005	2004

Cash flows from operating activities	$191,005	$163,765
Cash flows used in investing activities	(116,903)	(81,625)
	74,102	82,140

Increase in financed vendor accounts payable	63,929	40,236

Free cash flow	$138,031	$122,376

Note: Management uses free cash flow as a measure of our liquidity and believes it is a useful indicator to stockholders of our ability to implement our growth strategies and service our debt. Free cash flow is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in our condensed consolidated statement of cash flows.